UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 9th, 2008

A.G. VOLNEY CENTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52269	13-4260316
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Lincoln Avenue South, Liverpool, NY 13088
 (Address of principal executive offices, including zip code)

(315) 703-9012
(Registrant's telephone number, including area code)

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 16, 2008, A.G. Volney Center, Inc., a Delaware corporation (the “Company”), filed an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware therein increasing the number of shares of Common Stock, par value $0.001, to 100,000,000, and authorizing 10,000,000 shares of Preferred Stock, par value $0.001, effective June 9, 2008.  All of the remaining terms of the Certificate of Incorporation remain in full force and effect.

With the filing of the amendment, the Company is now authorized to issue an aggregate of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.001 per share.  As of the date hereof, there were 17,330,000 and 0 shares of Common Stock and Preferred Stock, respectively, issued and outstanding.

The amendment was approved by the Company’s Board of Directors on May 16th, 2008.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits –

Exhibit No.	Description
3.1	Certificate of Amendment, dated May 16, 2008 (Effective June 9, 2008), to the Certificate of Incorporation of A.G. Volney Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 9, 2008

A.G. VOLNEY CENTER, INC.

By:	/s/ David F. Stever
Name:	David F. Stever
Title:	President, Chief Executive Officer and
Chief Financial Chief Officer